Exhibit 99.1

Pitney Bowes Announces the Appointment of Bob Gold as New Chief Financial Officer

Thanks Retiring Interim CFO John Witek For Many Years of Strong Contributions and Valuable Service, Including During a Period of Value-Enhancing Transformation Over the Past Year

STAMFORD, Conn.--(BUSINESS WIRE)--Feb. 11, 2025-- Pitney Bowes Inc. (NYSE: PBI) (“Pitney Bowes” or the “Company”), a technology-driven company that provides SaaS shipping solutions, mailing innovation, and financial services to clients around the world, today announced the appointment of Robert (Bob) Gold as the Company’s next Chief Financial Officer (“CFO”), effective March 10, 2025. Mr. Gold is a seasoned finance and operations leader who has successfully served as CFO at various companies, including AM General, manufacturer of the military Humvee®, Culligan International and United Plastics Group. He will succeed Pitney Bowes veteran John Witek, who most recently served as the Company’s interim CFO during a period of significant progress and value creation.

The appointment of Mr. Gold follows an extensive executive search process with an independent, nationally recognized recruitment firm. The Board of Directors and management focused on evaluating candidates with experience in areas that include business transformation, capital allocation and efficiency, cost containment, debt management and reduction, and transactions. After assessing and interviewing a large group of qualified candidates, leadership determined that Mr. Gold is the ideal individual to serve as the Company’s new permanent CFO.

Lance Rosenzweig, Pitney Bowes’ Chief Executive Officer, commented:

“Bob’s background overseeing strong corporate finance functions at a diverse set of companies makes him the ideal CFO for Pitney Bowes as we enter the next phase of our value creation journey. In addition to bringing deep experience in areas like capital allocation, cost management and financial planning, Bob possesses the background of an operator and a strong spirit of proactivity. I look forward to working with him and the rest of our organization to build on the Company’s existing momentum in 2025 and beyond. This is an exciting time to be at Pitney Bowes.”

Mr. Rosenzweig added:

“On behalf of everyone at Pitney Bowes, I also want to take the opportunity to thank John for his many years of service and significant contributions to recent transformation efforts. John embodied the best of the organization and made a positive mark at every turn, whether during his time as the SendTech CFO or throughout this past year as the Company’s Interim CFO. He was an instrumental partner to me as we executed on our 2024 strategic initiatives and started driving meaningful value for shareholders. I wish him the very best as he retires and starts a new chapter.”

Additional details pertaining to Mr. Gold’s appointment and Mr. Witek’s retirement will be filed on a Form 8-K with the U.S. Securities and Exchange Commission.

Bob Gold Biography

Bob Gold is a seasoned finance and operations leader with significant experience holding CFO roles at companies across various sectors. He most recently served as Executive Vice President & Chief Financial Officer at EyeCare Partners, a national network of optometrists and ophthalmologists and leading provider of clinically integrated eye care, from May 2023 to May 2024. Prior to EyeCare Partners,

Mr. Gold served as Executive Vice President & Chief Financial Officer of AM General, manufacturer of the military Humvee®, from April 2017 to January 2022, Senior Vice President & Chief Financial Officer of Atrenne Integrated Solutions from August 2015 to April 2017, Chief Financial Officer of Culligan International, a US-based global water treatment company, from August 2012 to July 2014, Chief Financial Officer of United Plastics Group, a global contract manufacturer serving the medical device industry, from November 2006 to April 2012, and Chief Financial Officer of Jolly Gardener, a garden products manufacturer from December 2004 to January 2006. Earlier in his career, he held various financial leadership and general management roles during his 13 years with the Danaher Corporation. Mr. Gold holds an MBA in Finance and a BS in Business Administration with a focus on Accounting & Finance from Drexel University.

About Pitney Bowes

Pitney Bowes (NYSE: PBI) is a technology-driven company that provides SaaS shipping solutions, mailing innovation, and financial services to clients around the world – including more than 90 percent of the Fortune 500. Small businesses to large enterprises, and government entities rely on Pitney Bowes to reduce the complexity of sending mail and parcels. For the latest news, corporate announcements, and financial results, visit www.pitneybowes.com/us/newsroom. For additional information, visit Pitney Bowes at www.pitneybowes.com.

Forward-Looking Statements

This document contains “forward-looking statements” about the Company’s expected or potential future business and financial performance, including, but not limited to, statements about future revenue and earnings guidance, future events or conditions, capital allocation strategy and expected cost savings, elimination of future losses, and anticipated deleveraging in connection with Pitney Bowes’ announced strategic initiatives. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that could cause actual results to differ materially from those projected. Factors which could cause future financial performance to differ materially from expectations include, without limitation, changes in postal regulations or the operations and financial health of posts in the U.S. or other major markets or changes to the broader postal or shipping markets; accelerated or sudden decline in physical mail volumes; inability to compete effectively with our Sending Technology Solutions competitors; the loss of some of Pitney Bowes’ larger clients in the Presort Services segment; inability to successfully execute on our strategic initiatives; changes in government contracting regulations and inability to comply; risks and uncertainties associated with the GEC exit and wind-down on the Company’s operations; risk of the Company’s worldwide cost reduction initiative causing loss of continuity, experience and knowledge and loss of key employees; changes in trade policies, tariffs and regulations; changes in current economic conditions including recessionary periods, labor shortages, interest rate increases and/or inflation; and other factors as more fully outlined in the Company's 2023 Form 10-K Annual Report and other reports filed with the Securities and Exchange Commission during 2024. Pitney Bowes assumes no obligation to update any forward-looking statements contained in this document as a result of new information, events, or developments.

Contacts

Alex Brown
investorrelations@pb.com
OR
Longacre Square Partners
Joe Germani / Ashley Areopagita
jgermani@longacresquare.com / aareopagita@longacresquare.com